Exhibit (a)(2)(vii)

SCHEDULE A

SERIES AND CLASSES

As of November 13, 2012

Series	Classes
AQR Diversified Arbitrage Fund	Class I and Class N
AQR Emerging Markets Fund	Class Y, Class I and Class N
AQR Global Equity Fund	Class Y, Class I and Class N
AQR International Equity Fund	Class Y, Class I and Class N
AQR International Small Cap Fund	Class Y, Class I and Class N
AQR Equity Plus Fund	Class I and Class N
AQR Small Cap Core Fund	Class I and Class N
AQR Small Cap Growth Fund	Class I and Class N
AQR Momentum Fund	Class L and Class N
AQR Small Cap Momentum Fund	Class L and Class N
AQR International Momentum Fund	Class L and Class N
AQR Managed Futures Strategy Fund	Class I and Class N
AQR Risk Parity Fund	Class I and Class N
AQR Multi-Strategy Alternative Fund	Class I and Class N
AQR Tax-Managed Momentum Fund	Class L and Class N
AQR Tax-Managed Small Cap Momentum Fund	Class L and Class N
AQR Tax-Managed International Momentum Fund	Class L and Class N
AQR U.S. Defensive Equity Fund	Class I and Class N
AQR International Defensive Equity Fund	Class I and Class N
AQR Emerging Defensive Equity Fund	Class I and Class N
AQR Risk-Balanced Commodities Strategy Fund	Class I and Class N
AQR Risk-Balanced Commodities Strategy LV Fund	Class I and Class N
AQR Risk Parity II MV Fund	Class Y, Class I and Class N
AQR Risk Parity II HV Fund	Class Y, Class I and Class N
AQR Core Equity Fund	Class N and Class L
AQR Small Cap Core Equity Fund	Class N and Class L
AQR International Core Equity Fund	Class N and Class L